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                                                                  EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 33-57154, 33-58718, 33-75812, 33-86648, 33-94722,
333-04885, 333-33255, 333-77929 and 333-82239) and Forms S-8 (No. 33-4544,
33-53836, 33-74204, 333-04055, 333-30693, 333-69141 and 333-77803) of Identix
Incorporated of our report dated July 26, 1999, relating to the financial statements and financial statement schedules, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP

San Jose, California
September 22, 1999